SOUTHDOWN, INC.

                                     PENSION PLAN





                                  TABLE OF CONTENTS

                                      ARTICLE I
                                     DEFINITIONS

                                      ARTICLE II
                             TOP HEAVY AND ADMINISTRATION

          2.1  TOP HEAVY PLAN REQUIREMENTS                          21

          2.2  DETERMINATION OF TOP HEAVY STATUS                    21

          2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER          25

          2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY              25

          2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES        26

          2.6  POWERS AND DUTIES OF THE ADMINISTRATOR               26

          2.7  RECORDS AND REPORTS                                  27

          2.8  APPOINTMENT OF ADVISORS                              27

          2.9  INFORMATION FROM EMPLOYER                            28

          2.10 PAYMENT OF EXPENSES                                  28

          2.11 MAJORITY ACTIONS                                     28

          2.12 CLAIMS PROCEDURE                                     28

          2.13 CLAIMS REVIEW PROCEDURE                              28

                                     ARTICLE III
                                     ELIGIBILITY

          3.1  CONDITIONS OF ELIGIBILITY                            30

          3.2  EFFECTIVE DATE OF PARTICIPATION                      30

          3.3  DETERMINATION OF ELIGIBILITY                         30

          3.4  TERMINATION OF ELIGIBILITY                           30

                                      ARTICLE IV
                              CONTRIBUTION AND VALUATION

          4.1  PAYMENT OF CONTRIBUTIONS                             32

          4.2  ACTUARIAL METHODS                                    32





                                      ARTICLE V
                                       BENEFITS

          5.1  RETIREMENT BENEFITS                                  33

          5.2  MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN       35

          5.3  PAYMENT OF RETIREMENT BENEFITS                       36

          5.4  DISABILITY RETIREMENT BENEFITS                       36

          5.5  DEATH BENEFITS                                       38

          5.6  TERMINATION OF EMPLOYMENT BEFORE RETIREMENT          39

          5.7  DISTRIBUTION OF BENEFITS                             42

          5.8  DISTRIBUTION OF BENEFITS UPON DEATH                  46

          5.9  TIME OF SEGREGATION OR DISTRIBUTION                  48

          5.10 DIRECT ROLLOVERS                                     48

          5.11 DISTRIBUTION FOR MINOR BENEFICIARY                   49

          5.12 MINIMUM BENEFITS PAYABLE                             49

          5.13 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN       49

          5.14 EFFECT OF SOCIAL SECURITY ACT                        50

          5.15 LIMITATIONS ON BENEFITS                              50

          5.16 SUSPENSION OF BENEFITS                               50

          5.17 RETIREMENT BECAUSE OF PLANT SHUTDOWN OR LAYOFF       53

                                      ARTICLE VI
                             CODE SECTION 415 LIMITATIONS

          6.1  ANNUAL BENEFIT                                       55

          6.2  MAXIMUM ANNUAL BENEFIT                               55

          6.3  ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS        57

          6.4  ANNUAL BENEFIT NOT IN EXCESS OF $10,000              58

          6.5  PARTICIPATION OR SERVICE REDUCTIONS                  58

          6.6  MULTIPLE PLAN REDUCTION                              59

          6.7  INCORPORATION BY REFERENCE                           61





                                     ARTICLE VII
                                    PLAN AMENDMENT

          7.1   AMENDMENT                                           63

                                     ARTICLE VIII
                                   PLAN TERMINATION

          8.1   TERMINATION                                         65

          8.2   LIMITATION OF BENEFITS ON EARLY TERMINATION         68

          8.3   PRE-TERMINATION RESTRICTIONS                        70

                                      ARTICLE IX
                     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

          9.1   REQUIREMENTS                                        73

                                      ARTICLE X
                                    MISCELLANEOUS

          10.1  PARTICIPANT'S RIGHTS                                74

          10.2  ALIENATION                                          74

          10.3  CONSTRUCTION OF PLAN                                75

          10.4  GENDER AND NUMBER                                   75

          10.5  LEGAL ACTION                                        75

          10.6  PROHIBITION AGAINST DIVERSION OF FUNDS              75

          10.7  BONDING                                             76

          10.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE          76

          10.9  INSURER'S PROTECTIVE CLAUSE                         76

          10.10 RECEIPT AND RELEASE FOR PAYMENTS                    76

          10.11 ACTION BY THE EMPLOYER                              77

          10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY  77

          10.13 HEADINGS                                            77

          10.14 APPROVAL BY INTERNAL REVENUE SERVICE                78

          10.15 UNIFORMITY                                          78





                                   SOUTHDOWN, INC.
                                     PENSION PLAN

          THIS PLAN, hereby adopted this 19th day of May, 1994, by Southdown, Inc. (herein referred to as the "Employer").

                                 W I T N E S S E T H:

          WHEREAS, the Employer heretofore established a Pension Plan effective February 16, 1985, (hereinafter called the "Effective D a t e ") known as Salaried Employees' Retirement Plan of Southwestern Portland Cement Company and which plan was renamed on February 13, 1992 as Southdown, Inc. Pension Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

          WHEREAS, the Retirement Income Plan for Non-Bargaining Unit Employees of Milwaukee Solvay Coke Co.; the Retirement Income
          Plan for Hourly Employees of Milwaukee Solvay Coke Co.; the Pension Plan for Production and Maintenance Employees of the Carbon Brick Plant of the Carbon Block Division of the Carbon Limestone Company; the Pension Plan for Non-Bargaining Salaried Employees of the Carbon Limestone Company; and the Pension Plan for Bargaining Unit Employees of the Carbon Limestone Company were merged into the Plan effective December 31, 1988; and the Pension Plan for Employees of Pelto Oil Company was merged into the Plan effective December 31, 1989; and the Pension Plan for Employees of Transmix Corp., and the Florida Mining & Materials Corporation Amended Pension Plan and Trust Agreement were merged into the Plan effective December 31, 1990 (all such plans aforementioned as being merged into the Plan referred to hereafter as the "Merged Plans"); and

          WHEREAS, the Plan and certain of the Merged Plans (the "Model Amendment Plans") were amended in order to adopt Model Amendment 3 of Internal Revenue Service Notice 88-131 and were subsequently amended to adopt Model Amendment 2 of Internal Revenue Service Notice 88-131, as provided for in Internal Revenue Service Notice 89-92, which provided that in calculating the Accrued Benefit (including the right to any optional benefit provided under the Model Amendment Plans) of any Participant in any of the Model Amendment Plans who is a Highly Compensated Employee (a "Model A m e ndment Plan Highly Compensated Employee"), such Model Amendment Plan Highly Compensated Employee shall accrue no additional benefit under the Model Amendment Plans on or after May 31, 1989 to the extent that such additional benefit accrual exceeds the benefit which would otherwise accrue in accordance with the terms of the Model Amendment Plans as amended to comply with the Tax Reform Act of 1986; and

          WHEREAS, the Plan was previously amended and restated on February






          13, 1992, effective January 1, 1989 except as otherwise provided in such restatement; and

          WHEREAS, the Employer wishes to amend the Plan in order to comply with the certain revisions to the Code and the Act; and

          WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

          NOW, THEREFORE, effective January 1, 1989, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                      ARTICLE I
                                     DEFINITIONS

          1.1 "Accrued Benefit" on behalf of any Participant shall be determined as follows:

          (a) (i) For a Former Participant who has no service under this Plan after December 31, 1988, the Accrued Benefit will be determined under the terms of the Plan in effect at the time such Former Participant was entitled to earn benefit accruals under the Plan; (ii) for a Participant with at least one Hour of Service in a Plan Year beginning on or after December 31, 1988, the Accrued Benefit will be determined in accordance with all of the following paragraphs of this section 1.1.

          (b) Basic Formula

               (i)  Except  as  modified  by  other provisions of this
               section 1.1, the amount of Accrued Benefit, calculated as a monthly benefit commencing at Normal Retirement Date, shall be equal to the sum of (1) 1.0% of such Participant's Average Monthly Compensation multiplied by the Participant's total number of Years of Service, plus (2) .65% of such Average Monthly Compensation in excess of one-twelfth of Covered Compensation multiplied by the Participant's total number of Years of Service (up to a maximum of 35 years), computed to the nearest dollar.

               (ii) Adjustment for Florida Mining & Materials: With respect to a Participant who was an active participant in the Florida Mining and Materials Corporation Amended Pension Plan and Trust Agreement ("Florida Mining Plan") on the date such plan was merged into the Plan, except as modified by other provisions herein, the Accrued Benefit shall be equal to (1) the basic






               formula of (b)(i) herein, provided, however, that the excess benefit of (b)(i)(2) will be based only on Compensation and Years of Service after December 31, 1989.

               (iii) Adjustment for Transmix Corp.: With respect to a Participant who was an active participant ("Transmix Participant") in the Pension Plan for Employees of Transmix Corp. ("Transmix Plan") on the date such plan was merged into the Plan, except as modified by other provisions herein, the Accrued Benefit shall be equal to (1) the basic formula of (b)(i) herein, applied to Years of Service and Average Monthly Compensation only for years on or after January 1, 1989 for such Transmix Participant who is a Model Amendment Plan Highly Compensated Employee, or only for years on or after
               J a n u a ry 1, 1990 for any other such Transmix Participant, plus (2) the benefit accrued by such
               T r ansmix Participant while a participant in the Transmix Plan. (Benefit accruals ceased under the
               T r a nsmix Plan for all Transmix Participants in accordance with Model Amendment 3 for the 1989 plan y e ar. Transmix Participants, other than highly compensated employees, accrued a benefit under the Transmix Plan for the 1990 plan year.)

               (iv) Adjustment for Pelto Oil Company: With respect to a Participant who was an active participant in the Pension Plan for Employees of Pelto Oil Company ("Pelto Plan") on the date such plan was merged into the Plan, except as modified by other provisions herein, the Accrued Benefit shall be equal to (1) the basic formula of (b)(i) herein, applied to Years of Service and Average Monthly Compensation only for periods after December 31, 1989, plus (2) the accrued benefit under such Pelto Plan as of December 31, 1989.

               ( v ) Adjustment for Southwestern Portland Cement S a laried Plan Participants: With respect to a Participant who was an active participant in this Plan on December 31, 1988, the Accrued Benefit shall be equal to the greater of (a) the benefit determined in accordance with the basic formula of (b)(i) herein based on all of such Participant's Years of Service, or
               (b) the sum of the Participant's benefit under the terms of the Plan as of December 31, 1988 plus the benefit determined in accordance with the basic formula of (b)(i) above calculated with respect to Years of Service beginning after December 31, 1988, except that the number of Years of Service taken into account for determining the excess amount in (b)(i)(2) shall be limited to thirty-five (35) minus the number of Years






               of Service completed by the Participant as of the close of the Plan Year beginning prior to January 1, 1989.

               (vi) Adjustment for certain collectively bargained units: Accrued Benefits determined under the Plan will be modified in accordance with Appendix A, Appendix B or Appendix C for certain collectively bargained units, as described in such appendices.

               (vii) Offset by Other Plans: The Accrued Benefit otherwise determined under this Plan will be reduced by the monthly accrued benefit of any other defined benefit pension plan to which the Employer contributes on behalf of such Participant and which covers any service covered by this Plan.

          (c)  Minimum  benefit:   Notwithstanding other provisions of this
          section 1.1, for employees who were Participants of this Plan on February 12, 1992, the Accrued Benefit under this Plan shall not be less than (1) the accrued benefit determined under the provisions of this Plan as in effect on February 12, 1992, plus
          (2) the benefit determined under the basic formula of (b)(i) h e rein, applied to Years of Service and Average Monthly Compensation only for periods after February 12, 1992.

          (d) Maximum excess: In calculating benefits under this Plan with respect to Plan Years beginning after May 27, 1986 (or if the Plan existed on May 27, 1986, effective for Plan Years beginning after December 31, 1986), to the extent that the basic formula of
          (b)(i) above would not otherwise satisfy the requirements of the Code and regulations, the amount of the excess shall not exceed the maximum excess otherwise allowable under the provisions of the Code and regulations, multiplied by a fraction (not to exceed one), the numerator of which is the Participant's actual Years of Service at retirement or termination of employment and the denominator of which is 35. Such excess shall be further reduced (on a monthly basis to reflect the month in which benefits commence) by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years by which the starting date of such benefit precedes the Social Security Retirement Age of the Participant, and reduced actuarially for each additional year thereafter.

          (e) Limit on compensation: Unless otherwise provided under the Plan, each Participant who is a section 401(a)(17) employee will have his accrued benefit under this Plan determined as the greater of the accrued benefit determined for the Participant under (1) or (2) as follows: (1) the Participant's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Participant's total Years of Service taken into account under the Plan for the purposes of benefit accruals, or






          (2) the sum of (a) the Participant's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, f r o zen in accordance with section 1.401(a)(4)-13 of the regulations, and adjusted by multiplying such frozen benefit by a fraction, the numerator of which is the average compensation for the section 401(a)(17) employee determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as December 31, 1993, and the denominator of which is the employee's average compensation as of December 31, 1993, using the definition and compensation formula in effect as of December 31, 1993; and (b) the Participant's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Participant's Years of Service credited for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals. For purposes of this paragraph, a section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

          (f) Accrued Benefit After Normal Retirement Age: Notwithstanding the above, for Plan Years beginning after December 31, 1987, a Participant's Accrued Benefit at the close of any Plan Year coinciding with or next following his attainment of Normal Retirement Age shall be equal to the monthly retirement benefit determined pursuant to this section 1.1 based upon Years of Service and Average Monthly Compensation determined at the close of any such Plan Year.

          ( g ) T op Heavy Minimum: Notwithstanding the above, a Participant's Accrued Benefit derived from Employer contributions shall not be less than the minimum accrued benefit, if any, provided pursuant to Section 5.2.

          (h) For Plan Years beginning before Code Section 411 is applicable hereto, a Participant's Accrued Benefit shall be the greater of that provided by the Plan, or 1/2 of the benefit which would have accrued had the provisions of this Section been in effect. In the event the Accrued Benefit as of the effective date of Code Section 411 is less than that provided by this Section, such difference shall be accrued pursuant to this Section.

          1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

          1.3 "Actuarial Equivalent" means a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using Unisex Pension Mortality Table (UP84) set forward one year






          for Participants and four years for spouses and contingent annuitants. Provided, however, that for purposes of determining the Actuarial Equivalent of a Participant's Local 49 Benefit, D-357 Benefit, or D-476 Benefit, if applicable, as such terms are defined in Appendix A, B, or C hereof, the mortality table shall be the 1971 Group Annuity Mortality Table.

          The interest rate for the purpose of determining an Actuarial Equivalent amount for distribution under a non decreasing annuity (as described in Regulation section 1.417(e)-l(d)(5)) payable for a period not less than the life of the Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, shall be 7 percent per annum.

          The interest rate for the purpose of determining an Actuarial Equivalent amount for all other distributions including lump sum distributions shall be 7% or the "Section 417 interest rates," whichever produces the greater benefit, where the "Section 417 interest rates" are:

          (a) the "applicable interest rate" if the resulting present value of the benefit is not greater than $25,000; and

          (b) 120% of the "applicable interest rate" if the present value under paragraph (a) exceeds $25,000, but in no event shall the present value calculated under this paragraph (b) be less than $25,000.

          For this purpose, the "applicable interest rate" shall mean the interest rate which would be used, determined as of the first day of the Plan Year in which a distribution occurs, by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a lump-sum distribution on plan termination. However, if the provisions of the Plan prior to this amendment and restatement so provided, the "applicable interest rate" shall be determined as of the date of distribution, rather than as of the first day of the Plan Year in which a distribution occurs.

          In the event this Section is amended, the Actuarial Equivalent of a Participant's Accrued Benefit on or after the date of change shall be determined as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

          1.4 "Administrator" means the person designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

          1.5 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any






          trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code
          Section 414(m)) which includes the Employer; and any other entity r e quired to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

          1.6 "Age" means age at last birthday.

          1.7 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, used to determine Top Heavy Plan status under the provisions of a defined contribution plan included in any Aggregation Group (as defined in Article II).

          1.8 "Anniversary Date" means December 31st.

          1.9 "Average Monthly Compensation" means the monthly Compensation of a Participant averaged over the five (5) consecutive Calendar Years from his date of participation which produce the highest monthly average. If a Participant has less than five (5) c o n secutive Calendar Years of Service from his date of participation to his date of termination, his Average Monthly Compensation will be based on his monthly Compensation during his months of service from his date of participation to his date of termination. Compensation subsequent to termination of participation pursuant to Section 3.4 shall not be recognized.

          1.10  "Beneficiary"  means  the  Participant's spouse entitled in
          Section 5.5 to receive the benefits which are payable under the Plan upon or after the death of a Participant, or, with respect to the life annuity with 10-years certain optional form of benefits as provided in Section 5.7(a)(1), a contingent annuitant designated to receive remaining benefits, if any, upon or after the death of a Participant's surviving spouse.

          1.11 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

          1.12 "Compensation" with respect to any Participant means the basic cash remuneration paid to a Participant by the Employer for personal services rendered during the Calendar Year, (i) without regard to hours of work or units produced, and is exclusive of any remuneration paid on account of overtime, overtime premium, extended workweek, shift differentials, or other penalties, or premium rates, or bonuses or all other forms of special pay, but including (ii) any amount contributed by the Employer pursuant to a salary reduction agreement and which is not included in the gross income of the Participant, pursuant to Code Sections 125, 402(a)(8), 402(h) or 403(b). Amounts contributed by the Employer






          under the within Plan and any non-taxable fringe benefits shall not be considered as Compensation.

          With respect to Employees whose employment is governed by a collective bargaining agreement described in Appendix A, B, or C hereof, "Compensation" shall include the additional amounts, if any, described in such Appendix.

          For years beginning after December 31, 1988 and ending prior to January 1, 1994, compensation in excess of $200,000 shall be disregarded. With respect to those years between December 31, 1988 and January 1, 1994, such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For years beginning on or after January 1, 1994, the annual compensation taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a compensation determination period consists of fewer than 12 months, the $200,000 limit or the OBRA '93 annual compensation limit, as applicable, will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          In applying the $200,000 limitation or the OBRA '93 limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this






          p u r p ose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation or OBRA '93 limit, as applicable, is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation. However, for purposes of Section 1.1(b), the preceding sentence shall not a p ply in determining the portion of the Average Monthly
          C o m p e n sation  of  a  Participant  which  is  below  Covered
          Compensation.

          1.13 "Contract" or "Policy" means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

          1.14 "Covered Compensation" with respect to any Participant for a Plan Year means the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. A Participant's Covered Compensation shall be adjusted each Plan Year and no increase in Covered Compensation shall decrease a Participant's Accrued Benefit. In determining the Participant's Covered Compensation for a Plan Year, the Taxable Wage Base in effect for the current Plan Year and any subsequent Plan Year will be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made. A Participant's Covered Compensation for a Plan Year before the 35-year period described above is the Taxable
          Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year after the 35-year period described above is the Participant's Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age.

          1.15 "Earliest Retirement Age" means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          1.16 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55 and has completed at least 5 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

          A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to






          receive his benefits under this Plan.

          1.17 "Eligible Employee" means any Employee, subject to the following.

          Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

          Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

          Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, shall not be eligible to participate in this Plan.

          Employees who are Participants in the Pension Retirement Plan of S o uthwestern Portland Cement Company for Hourly Employees ("Hourly Plan") maintained by the Employer or the Rho-Chem Corporation Profit Sharing Plan maintained by an Affiliated Employer shall not be eligible to participate in this Plan.

          In the event that Employees of one or more collective bargaining units provided pension benefits by the Hourly Plan become Participants of this Plan as a result of (i) the merger of the Hourly Plan into the Plan, or (ii) an assumption by the Plan of the Hourly Plan's liabilities to provide benefits to such bargaining unit Employees and a transfer of assets by the Hourly Plan to fund liabilities assumed (including a pro rata portion of excess assets, if any, calculated in accordance with Code Section 414(1)(2)), all Employees of that collective bargaining unit will be Eligible Employees and will be eligible for the benefits provided by the Plan except as modified by the provisions of Appendix A, Appendix B or Appendix C, as appropriate, attached hereto.

          Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

          1.18 "Employee" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in






          C o de Section 414(n)(5) and such Leased Employees do not c o n s titute more than 20% of the recipient's non-highly compensated work force.

          1.19 "Employer" means Southdown, Inc.; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a Louisiana corporation with principal offices in the State of Texas.

          1 . 20 "Family Member" means, with respect to an affected Participant, such Participant's spouse, such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

          1 . 21 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

          1.22 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

          1.23 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

          1.24  "415 Compensation" means compensation as defined in Section
          6.2(b).

          1.25 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

               (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.30(c).

               (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

               (c)  Employees  who  received "415 Compensation" during






               the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

               (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code
               Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 p e r c ent of all employees. For the purpose of determining the number of officers, Employees described in Section 1.54(a), (b), (c) and (d) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

               (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are m o d ified to substitute "determination year" for "look-back year".

          The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

          F o r purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer






          constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

          1.26 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with
          Section 1.25. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

          1 . 2 7    "Highly  Compensated  Participant"  means  any  Highly
          Compensated Employee who is eligible to participate in the Plan.

          1.28 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of






          Service shall not be credited both under (1) or (2), as the case may be, and under (3).

          1.29 "Investment Manager" means an entity that (a) has the power t o manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

          1.30 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

               (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code
               Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
               Section 415(b)(1)(A) for any such Plan Year.

               (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

               (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section
               318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

               (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the






               outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in d e t ermining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          F o r purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b).

          1.31 "Late Retirement Date" means the first day of the month c o inciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

          1.32 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if both of the following
          (a) and (b) are met:

               (a) such employee is covered by a money purchase pension plan providing:

                    (1) a non-integrated employer contribution rate of at least 10% of compensation, as d e fined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income






                    under Code Sections 125, 402(a)(8), 402(h) or
                    403(b);

                    (2) immediate participation; and

                    (3) full and immediate vesting.

               (b) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

          1.33 "Month of Service" means a calendar month during any part of which an Employee completed an Hour of Service. Except, however, for purposes of vesting and participation, but not for benefit accrual, a Participant shall be credited with a Month of Service for each month during a 12 month period in which he has not incurred a 1-Year Break in Service.

          1.34 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

          1.35 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

          1.36 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Normal Retirement Benefit upon attaining his Normal Retirement Age.

          1.37 "l-Year Break in Service" means the applicable computation period of 12 consecutive months during which an Employee fails to accrue a Month of Service. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and l-Year Breaks in Service shall be measured on the same computation period.

          An Employee shall not be deemed to have incurred a l-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment t e r minated. In determining whether a Participant whose employment is covered by a collective bargaining agreement set forth in Appendix A, B, or C has incurred a 1-Year Break in Service during any period preceding the date of merger of the Hourly Plan (see 1.17) and this Plan, the terms of such Hourly Plan as in effect on the day immediately preceding the date of such merger shall apply.

          " A uthorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by






          illness, military service, or any other reason. An "authorized leave of absence" shall not include a leave of absence for the purpose of accepting a position with a labor union, at the Local, District, or International level, or the AFL-CIO or any of its subordinate bodies.

          A period of continuing "disability" beginning with the earliest date the Employee is incapable of performing his assigned duties and ending as of the earlier of the date "disability" ends or the twelfth monthly anniversary of the beginning of the period of "disability" shall constitute an authorized leave of absence. "Disability" means the mental or physical incapacity (the duration of which may be either permanent or temporary) of an Employee which, in the opinion of a licensed physician approved by the Administrator (which opinion may reasonably be requested at any time and one or more times to determine the status of disability), renders the Employee totally incapable of performing his assigned duties with the Employer; provided, however, that any condition which constitutes total disability under the Social Security Act shall constitute "disability" for all purposes hereunder. A separate period of "disability" shall begin after
          (i) the Employee has been authorized by the Employer to return to work pursuant to policies uniformly and consistently applied, and
          (ii) the Employee performs his assigned duties with Employer for eight hours in a continuous 24-hour period beginning at 12:01 a.m.

          A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a l-Year Break in Service, or, in any other case, in the immediately following computation period.

          1.38 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.3, and has not for any reason become ineligible to participate further in the Plan.

          1.39 "Plan" means this instrument, including all amendments thereto.

          1.40 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

          1.41  "Plan  Year  of  Service" means a Plan Year during which an






          Employee is a Participant and completes 12 consecutive Months of Service.

          1.42 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Surviving Spouse the Actuarial Equivalent of which is not less than the amount which the Surviving Spouse would have received as a survivor annuity had the Participant commenced receiving an immediate joint and 50% survivor annuity on the day before his death.

          1.43 "Present Value of Accrued Benefit" means the Actuarial Equivalent value of a Participant's Accrued Benefit at date of valuation. Notwithstanding the foregoing, the Present Value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Section 2.2.

          1.44 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

          1.45 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

          1.46 "Retirement Date" means the date as of which a Participant retires whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 5.1).

          1.47 "Social Security Retirement Age" means the age used as the retirement age under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under
          Section 216(1)(2) of such Act were 62.

          1.48 "Spouse" or "Surviving Spouse" means a person of the opposite sex to whom the Participant was married throughout the one-year period ending on the earlier of the date distributions commence or the date of the Participant's death. If the
          Participant marries within the one-year period prior to the commencement of his distributions and has been married to that person throughout the one-year period ending on the date of his death, such person shall be treated as the Surviving Spouse.

          1.49  "Super  Top  Heavy  Plan" means a plan described in Section
          2.2(b).

          1.50 "Taxable Wage Base" means, with respect to any calendar year, the maximum amount of earnings which may be considered wages for such year under Code Section 3121(x)(1).

          1.51  "Terminated  Participant"  means  a  person  who has been a






          Participant, but whose employment has been terminated other than by death or retirement.

          1.52 "Top Heavy Plan" means a plan described in Section 2.2(a).

          1.53 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

          1.54 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.25) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be c o nsidered for the purpose of identifying the particular Employees in the Top Paid Group:

               (a) Employees with less than six (6) months of service;

               (b) Employees who normally work less than 17 1/2 hours per week;

               (c) Employees who normally work less than six (6) months during a year; and

               (d) Employees who have not yet attained age 21.

          In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

          The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

          1.55 "Trustee" means the person or entity named as trustee herein






          or in any separate trust forming a part of this Plan, and any successors.

          1.56 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

          1.57 "Vested" means the portion of a Participant's benefits under the Plan that are nonforfeitable.

          1.58 "Year of Service" means twelve (12) consecutive Months of Service. Years of Service shall include a fractional Year of Service expressed as a fraction, the numerator of which is the number of completed months and the denominator of which is 12.

          Years of Service with respect to a Participant whose employment is governed by a collective bargaining agreement set forth in Appendix A, B, or C herein will be determined under the terms of the Hourly Plan (see 1.17) as in effect on the day immediately preceding the day such plan was merged with this Plan, but only with respect to service prior to such plan merger, as follows:

               (a) for eligibility, eligibility service as defined in such Hourly Plan will be substituted for Years of Service for such period;

               (b) for vesting, vesting service as defined in such Hourly Plan will be substituted for Years of Service for such period;

               ( c ) for determining the Accrued Benefit under 1.1(b)(i), transition service as defined in such Hourly Plan will be substituted for Years of Service for such period.

          Years of Service with any predecessor Employer that was acquired by or combined with the Employer shall be recognized for eligibility and vesting purposes, but only for service after a date that is to be established by mutual agreement between the predecessor Employer and the Employer or, if no such date is established by such parties, by the Administrator. Any date so established shall be the same for all Employees of such predecessor Employer eligible to participate in this Plan.

          Years of Service with any Affiliated Employer shall be recognized for eligibility and vesting purposes.













                                      ARTICLE II
                             TOP HEAVY AND ADMINISTRATION

          2.1 TOP HEAVY PLAN REQUIREMENTS

          For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section
          5.06 of the Plan and the special minimum benefit requirements of Code Section 416(c) pursuant to Section 5.2 of the Plan. The Top Heavy provisions of this Plan shall not apply to Participants who are represented by a collective bargaining agreement.

          2.2 DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year c o mmencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year c o mmencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date shall be determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.







          (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

               (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

               In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No p l an in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

               In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

               (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

          (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be determined:






               (1) in the case of a Participant other than a Key Employee, using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

               (2) as of the most recent "actuarial valuation date", which is the most recent valuation date within a twelve
               (12) month period ending on the Determination Date.

               (3) for the first Plan Year, as if (a) the Participant terminated service as of the Determination Date; or (b) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Accrued Benefits as of the Determination Date.

               (4) for the second Plan Year, the Accrued Benefit taken into account for a current Participant must not be less than the Accrued Benefit taken into account for the first Plan Year unless the difference is attributable to using an estimate of the Accrued Benefit as of the Determination Date for the first Plan Year and using the actual Accrued Benefit for the second Plan Year.

               (5) for any other Plan Year, as if the Participant terminated service as of the actuarial valuation date.

               (6) The actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

          (g) The calculation of a Participant's Present Value of Accrued Benefit as of a Determination Date shall be the sum of:

               (1) The Present Value of Accrued Benefit using the actuarial assumptions of Section 1.3, which assumptions shall be identical for all defined benefit plans being tested for Top Heavy Plan status.

               (2) any Plan distributions made within the Plan Year that includes the Determination Date or within the four
               (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Present Value of Accrued Benefit as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including






               distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.
               Further, benefits paid on account of death, to the extent such benefits do not exceed the Present Value of Accrued Benefits existing immediately prior to death, shall be treated as distributions for the purposes of this paragraph.

               (3) any Employee contributions, whether voluntary or m a n datory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions s h a ll not be considered to be a part of the Participant's Present Value of Accrued Benefit.

               (4) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participant's Present Value of Accrued Benefit. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's Present Value of Accrued Benefit.

               (5) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall consider such rollovers or plan-to-plan transfers as part of the Participant's Present Value of Accrued Benefit, irrespective of the date on which such rollovers or plan-to-plan transfers are accepted.

               (6) For the purposes of determining whether two employers are to be treated as the same employer in (4) and (5) above, all employers aggregated under Code
               Section 414(b), (c), (m) or (o) are treated as the same employer.

          (h) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:






               (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

          2.3 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

          (b) The Employer shall establish a "funding policy and method", i.e., it shall determine whether the Plan has a short-term need for liquidity (e.g., to pay benefits) or whether liquidity is a long-term goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to p r ocedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

          2.4 DESIGNATION OF ADMINISTRATIVE AUTHORITY

          The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.







          T h e E m ployer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.


          2.5 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

          If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify t h e responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

          2.6 POWERS AND DUTIES OF THE ADMINISTRATOR

          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and
          a p p lication of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

          The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

               (a) the discretion to determine all questions relating to the eligibility of Employees to participate or






               remain a Participant hereunder and to receive benefits under the Plan;

               (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

               (c) to authorize and direct the Trustee with respect to
               all     nondiscretionary    or    otherwise    directed
               disbursements from the Trust;

               ( d )   to  maintain  all  necessary  records  for  the
               administration of the Plan;

               (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

               (f) to determine the size and type of any Contract to be purchased from any insurer and to designate the insurer from which such Contract shall be purchased. All Policies shall be issued on a uniform basis as of each Anniversary Date with respect to all Participants under similar circumstances;

               (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

               (h) to consult with the Employer and the Trustee regarding the short-term and long-term liquidity needs of the Plan in order that the Trustee can exercise any i n v e stment discretion in a manner designed to accomplish specific objectives;

               (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act and Regulations thereunder;

               (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

          2.7 RECORDS AND REPORTS

          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.






          2.8 APPOINTMENT OF ADVISORS

          The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.


          2.9 INFORMATION FROM EMPLOYER

          To  enable  the  Administrator  to  perform  his  functions,  the
          Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, t h e i r retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

          2.10 PAYMENT OF EXPENSES

          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and
          o t h er specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. A n y administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

          2.11 MAJORITY ACTIONS

          Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

          2.12 CLAIMS PROCEDURE

          Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited,






          and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

          2.13 CLAIMS REVIEW PROCEDURE

          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the
          Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes h i s claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless t h ere has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

















                                     ARTICLE III
                                     ELIGIBILITY

          3.1 CONDITIONS OF ELIGIBILITY

          Any Eligible Employee who has completed one (1) Year of Service shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

          3.2 EFFECTIVE DATE OF PARTICIPATION

          An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a l-Year Break in Service has not occurred).

          3.3 DETERMINATION OF ELIGIBILITY

          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

          3.4 TERMINATION OF ELIGIBILITY

          (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his Accrued Benefit under the Plan for each Year of Service completed while a noneligible employee, until such time as his Accrued Benefit shall be forfeited or distributed pursuant to the terms of the Plan.

          (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

          (c) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have






          otherwise previously become a Participant.

























































                                      ARTICLE IV
                              CONTRIBUTION AND VALUATION

          4.1 PAYMENT OF CONTRIBUTIONS

          No contribution shall be required under the Plan from any Participant. The Employer shall pay to the Trustee from time to time such amounts in cash or property acceptable to the Trustee as the Administrator and Employer shall determine to be necessary to provide the benefits under the Plan determined by the application of accepted actuarial methods and assumptions. The method of funding shall be consistent with Plan objectives.

          4.2 ACTUARIAL METHODS

          In measuring the liabilities under the Plan and contributions t h ereto, the enrolled actuary will use such methods and assumptions as will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the basis of any reasonable method of valuation that takes into account fair market value pursuant to regulations prescribed by the Secretary of Treasury. There must be an actuarial valuation of the Plan at least once every year.



































                                      ARTICLE V
                                       BENEFITS

          5.1 RETIREMENT BENEFITS

          (a) The amount of monthly retirement benefit to be provided for each Participant who retires on his Normal Retirement Date (which benefit is herein called his Normal Retirement Benefit) shall be the Accrued Benefit determined as of his Normal Retirement Date in accordance with the provisions of Section 1.1 of the Plan. The "Normal Retirement Benefit" means the periodic benefit under the Plan commencing upon early retirement or at Normal Retirement Date, whichever benefit is greater.

          (b) A Participant may elect to retire on an Early Retirement Date. In the event that a Participant makes such an election, he shall be entitled to receive an Early Retirement Benefit equal to his Accrued Benefit payable at his Normal Retirement Date. However, if a Participant so elects, he may receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date, which Early Retirement Benefit shall equal his Accrued Benefit reduced (on a monthly basis to reflect the month in which benefits commence) for each additional year that the commencement of an Early Retirement Benefit precedes Normal Retirement Age (determined without regard to any years of participation) so that the cumulative reduction from Normal Retirement Age (determined without regard to any years of participation) to the commencement of an Early Retirement Benefit equals 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the Anniversary Date on which his Early Retirement Benefit commences precedes his Normal Retirement Age. With respect to Early Retirement Benefits commencing prior to the Participant attaining age 55, the Accrued Benefit shall be further reduced (on a monthly basis to reflect the month in which benefits commence) to an amount that is the Actuarial Equivalent of the Accrued Benefit (as reduced in accordance with the preceding sentence) applicable to a benefit commencing in the month in which the Participant attains age 55. For purposes of this paragraph, a benefit commences on the first day of the period for which the benefit is paid. Notwithstanding the above, if the Actuarial Equivalent of the Present Value of Accrued Benefit (calculated without regard to Section 1.3) of such Participant is greater than the Early Retirement Benefit calculated above, such amount shall be the Early Retirement Benefit.

          Notwithstanding the above, the Early Retirement Benefit for any Participant who is a Transmix Participant as defined in Section 1.1(b)(iii) herein shall not be less than the early retirement benefit determined under the terms of the Transmix Plan, based on the accrued benefit under such Transmix Plan as of the date of






          merger of such Transmix Plan with this Plan.

          (c) The Normal Retirement Benefit payable to a Participant pursuant to this Section 5.1 shall be a monthly pension commencing on his Retirement Date and continuing for life. The f o rm of distribution of such benefit, however, shall be determined pursuant to the provisions of Section 5.7.

          (d) At the request of a Participant he may be continued in employment beyond his Normal Retirement Date. In such event, no retirement benefit will be paid to the Participant until he actually retires, subject, however, to any required minimum distributions pursuant to Section 5.7(e). For purposes of 5.7(e), at the close of each Plan Year (which begins after December 31, 1987) prior to his actual Retirement Date, a Participant shall be entitled to a retirement benefit equal to his Accrued Benefit determined at the close of the Plan Year, subject to the provisions of Section 5.16. The monthly retirement benefit calculated pursuant to this Section 5.1(d) shall be offset by the actuarial value (determined pursuant to Section 1.3) of the total benefit distributions (pursuant to Section 5.7(e)) made by the close of the Plan Year.

          (e) If a Former Participant again becomes a Participant, such r e newed participation shall not result in duplication of benefits. Accordingly, if he has received a distribution of a Vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest within a period of the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive l-Year Breaks in Service commencing after the distribution), his Normal Retirement Benefit and Accrued Benefit shall be reduced by the Actuarial Equivalent (at the date of distribution) of the present value of the Accrued Benefit as of the date of distribution. Any repayment by a Participant shall be equal to the total of:

               (1) the amount of the distribution,

               (2) interest on such distribution compounded annually at the rate of 5 percent per annum from the date of distribution to the date of repayment or to the last day of the first Plan Year ending on or after December 31, 1987, if earlier, and

               (3) interest on the sum of (1) and (2) above compounded annually at the rate of 120 percent of the federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the beginning of the first Plan Year beginning after December 31, 1987 or the date of distribution, whichever is later, to the






               date of repayment.

          For purposes of this section (e), for a Former Participant who was deemed under section 5.6 of the Plan to have received a distribution, upon the reemployment of such Former Participant, the employer-provided accrued benefit will be restored to the amount of such accrued benefit on the date of the deemed distribution if the Former Participant resumes employment covered under this Plan before the date the Former Participant incurs 5 consecutive 1-Year Breaks in Service.

          (f) If a Former Participant who is receiving benefit payments under this Plan is re-employed by the Employer, the payment of the benefit will be suspended during his period of re-employment, subject to the provisions of Section 5.16.

          5.2 MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN

          (a) Subject to Section 5.2(k), the minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Non-Key Employee who is a Participant during a Top Heavy Plan Year shall equal the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual number of "limitation years", if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by Plan Years of Service or (ii) twenty percent (20%).

          (b)  For  purposes  of  providing  the minimum benefit under Code
          Section 416, a Non-Key Employee who is not a Participant solely because (1) his Compensation is below a stated amount or (2) he declined to make mandatory contributions (if required) to the Plan will be considered to be a Participant. Furthermore, such minimum benefit shall be provided regardless of whether such Non-Key Employee is employed on a specified date.

          (c) For purposes of this Section, Plan Years of Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.

          (d) For purposes of this Section, "415 Compensation" for any "limitation year" ending in a Plan Year which began prior to January 1, 1984, subsequent to the last "limitation year" during which the Plan is a Top Heavy Plan, or in which the Participant failed to complete a Plan Year of Service, shall be disregarded.

          (e) For the purposes of this Section, "415 Compensation" shall be limited in accordance with Code Section 417(a)(17). However, for Plan Years beginning prior to January 1, 1989, a $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.






          (f) If Section 5.1(c) provides for the Normal Retirement Benefit to be paid in a form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above pursuant to Section 1.3.

          (g) If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date pursuant to Section 1.3.

          (h) The extra minimum Accrued Benefit (required by Section 6.6(d) to provide the higher limitations) will not be provided.

          (i) If a Non-Key Employee participates in this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, the minimum benefits shall be provided under this Plan.

          (j) To the extent required to be nonforfeitable under Section 5.6, the minimum Accrued Benefit under this Section may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

          (k)  The  Top  Heavy provisions of this Plan shall not apply to a
          Participant   who  is  represented  by  a  collective  bargaining
          agreement.

          5.3 PAYMENT OF RETIREMENT BENEFITS

          When a Participant retires, the Administrator shall immediately take all necessary steps and execute all required documents to cause the payment to him of the retirement benefit available to him under the Plan or his Accrued Benefit if greater.

          5.4 DISABILITY RETIREMENT BENEFITS

          Except with respect to Participants whose employment is covered by a collective bargaining agreement as set forth in Appendix A, B, or C hereof, no disability benefits, other than those payable upon termination of employment, are provided in this Plan.

          With respect to a Participant whose employment is covered by a collective bargaining agreement as set forth in Appendix A, B, or C hereof, the following paragraphs (a) and (b) shall apply.

          (a) With respect to a disability which commences on or after the Transition End Date (as defined in Appendix A, B, or C as applicable to such Participant), no disability benefits, other than those payable upon termination of employment, are provided in this Plan.







          (b) With respect to a disability which commences prior to the Transition End Date as applicable to such Participant, a Total and Permanent Disability benefit shall be paid in accordance with the following provisions.

               (i) A Participant whose years of Credit Service equals or exceeds the Disability Minimum defined in the applicable Appendix herein, and who becomes totally and permanently disabled shall be eligible for a disability pension. The disability pension equal to the Accrued Benefit, using the formula of 1.1(b)(ii), "Benefit based on Fixed Dollar Per Year," with the fixed dollar amount equal to the sum of (a) the amount determined in accordance with 1.1(b)(ii) and the applicable Appendix A, B, or C, and (b) one dollar ($1.00). The fixed dollar amount shall be that in effect at the time the Participant qualifies for the disability benefit. The amount determined hereunder shall not be less than $450.00 per month. Any benefit payable under this Section shall be reduced by the amount of any income payable on account of s u c h disability under any group disability coverage available through the Employer, but in no event shall the total income provided by this Plan and such other coverage be less than the amount otherwise payable under this Plan.

               If the Participant was married during the full twelve month period prior to his disability retirement, unless the Participant and the Participant's spouse elect otherwise, the benefit determined above shall be modified so that a benefit will be payable to the spouse if the Participant dies while totally and permanently disabled as defined herein and prior to age sixty-five. The amount of such modified benefit shall be determined by multiplying the benefit calculated above by a ratio based on the present value of a benefit payable for the life of the Participant, to the present value of a benefit payable to the Participant for life, and one-half of such amount payable to t h e Participant's spouse commencing on the date the Participant would have attained age 55, if his death occurs prior to age 55, or, the date of the Participant's death, whichever is later, and thereafter for the spouse's life. In determining the present values, interest and mortality will be based on the Actuarial Equivalent in effect, based on the age of the Participant and the Participant's spouse and using a mortality table which reflects the impaired mortality of the Participant.

               (ii) The amount determined in (i) above shall be payable until the Participant reaches age sixty-five (65), but only while the Participant remains permanently disabled and living (subject to the death benefit payable to the spouse as described in the (i) above). At the time the Participant reaches age sixty-five, the disability benefit will be






               discontinued and replaced with a normal retirement benefit equal to the Participant's Accrued Benefit calculated as of the date disability commenced.

               (iii) A Participant shall be deemed to be totally and permanently disabled when on the basis of qualified medical evidence he is found to be wholly and permanently prevented from performing the duties of any employment as a result of bodily injury or disease, either occupational or non-occupational in cause; and said disability shall have continued until he has exhausted his weekly sickness and accident benefits paid under an Insurance and Health Agreement between the Employer and the collective bargaining unit; and said disability was not contracted, suffered, or incurred while the Participant was engaged in, nor did it result, directly or indirectly, from his having engaged in a criminal enterprise.

               (iv) Any disability pensioner may be required to submit to medical examination at any time during retirement prior to age 65, but not more often than semi-annually, to determine whether he is eligible for continuance of the disability pension. If on the basis of such examination, it is found that such pensioner is no longer disabled as defined above, the disability pension shall cease. In the event the d i s a b ility pensioner refuses to submit to medical examination, his pension will be discontinued until he submits to examination.

               (v) If any difference shall arise between the Employer and the Participant as to whether such Participant is or continues to be totally and permanently disabled within the meaning hereof, such difference shall be resolved as follows. The Participant shall be examined by a qualified physician appointed for such purpose by the Employer and by a qualified physician appointed for such purpose by a duly authorized representative of the union. If they shall disagree concerning whether the Participant is totally and permanently disabled in accordance with this provision, that question shall be submitted to a third physician selected by such two physicians. The medical opinion of the third p h y s ician after examination of the Participant and consultation with the other two physicians, shall decide such question.

          5.5 DEATH BENEFITS

          (a) The death benefit provided under this Plan shall be the "minimum spouse's death benefit." In the case of an unmarried Participant or unmarried Former Participant who dies prior to his Retirement Date, no death benefits shall be payable under this Plan.






          (b) For the purposes of this Section, the "minimum spouse's death benefit" means a death benefit for a Vested married Participant or Vested married Former Participant payable in the form of a Pre-Retirement Survivor Annuity. Such annuity payments shall be equal to the amount which would be payable as a survivor annuity under the joint and survivor annuity provisions of the Plan if:

               (1) in the case of a Participant who dies after the Earliest Retirement Age, such Participant had retired with an immediate joint and survivor annuity on the day before the Participant's date of death, or

               (2) in the case of a Participant who dies on or before the Earliest Retirement Age, such Participant had:

                    (i) separated from service on the earlier of the actual time of separation or the date of his death,

                    (ii) survived to the Earliest Retirement Age,

                    (iii)  retired  with  an  immediate joint and
                    survivor  annuity  at the Earliest Retirement
                    Age based on his Vested Accrued Benefit on his date of death, and

                    (iv)  died  on the day after the day on which
                    said Participant would have attained the Earliest Retirement Age.

          ( c ) The Beneficiary of the death benefit shall be the Participant's Spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 5.8. No designation of any Beneficiary hereunder shall be recognized for a Participant who is not married at the time of his death.

          (d) With respect to a Participant whose employment is covered by a collective bargaining agreement as set forth in Appendix A, B, or C herein, for deaths which occur prior to the Transition End Date (as defined in such Appendix), and if the Participant dies while still employed by the Employer, the minimum amount which shall be payable to the surviving spouse shall be $75.00 per month. This minimum payment shall be made through the month in which said surviving spouse becomes age 62, at which time the monthly payment will be the amount otherwise determined above without regard to this paragraph (d).

          5.6 TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

          (a) Payment to a Former Participant of the Vested portion of his Accrued Benefit, unless he otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which






          the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates his service with the Employer.

          However, the Administrator shall direct the earlier payment of the entire Vested portion of the Present Value of Accrued Benefit, but only if it does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution.

          For purposes of this Section 5.6, if the value of a Terminated Participant's Vested portion of the Present Value of Accrued Benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested portion of the Present Value of Accrued Benefit.

          That portion of a Terminated Participant's Accrued Benefit that is not Vested shall be forfeited and used only to reduce future costs of the Plan.

          (b) The Vested portion of any Participant's Accrued Benefit shall be a percentage of such Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                   Vesting Schedule
                         Years of Service          Percentage

                           0 - 4                       0 %
                           5                         100 %

          (c) Notwithstanding the vesting provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Accrued Benefit of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                   Vesting Schedule
                         Years of Service          Percentage

                           1 - 2                       0 %
                             3                       100 %

          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan. The provisions of this paragraph (c) shall






          not apply to Participants who are represented by a collective bargaining agreement.

          (d) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Accrued Benefit shall not be less than the Vested percentage attained as of the later of the e f f e ctive date or adoption date of this amendment and restatement.

          ( e ) Notwithstanding the vesting schedule above, upon the cessation of the accrual of benefits under the Plan or upon any full or partial termination of the Plan, an affected Participant shall become fully Vested in his Accrued Benefit which shall not thereafter be subject to forfeiture.

          (f) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three
          (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (g) (1) If any Terminated Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

               (2) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, for the purposes of Section 5.6(b) and for calculating Plan Years of Service, the Years of Service and Plan Years of Service shall include Years of Service and Plan Years of Service prior to his 1-Year Break in Service subject to the following rules:

                    (i)  If  a  Former  Participant  has a 1-Year






                    Break in Service, his pre-break and p o s t -break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                    (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                    (iii) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above c o mpletes one (1) Year of Service for
                    e l igibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                    (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break i n Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

          5.7 DISTRIBUTION OF BENEFITS

          (a) (1) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and s u r v ivor annuity is an annuity that commences immediately and shall be the Actuarial Equivalent of a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the Spouse during the Spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and






               survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the Spouse at a rate of s i xty-six and two-thirds percent (66 2/3%), seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be the Actuarial Equivalent of the automatic joint and 50% survivor annuity. The Participant may, in lieu of a joint and survivor annuity, elect to receive his benefits in the form of (i) an annuity for his life only or (ii) an annuity for his life with 10-years certain, which are the Actuarial Equivalent of a single life annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. The joint and survivor annuity, the life annuity with 1 0 - years certain and the life annuity form of distribution shall be the Actuarial Equivalent of the benefits due the Participant.

               (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the P a r ticipant's Spouse. If the Spouse is legally i n competent to give consent, the Spouse's legal guardian, even if such guardian is the Participant, may g i v e consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the Spouse expressly permits designations by the Participant without the requirement of further consent b y the Spouse). Such Spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or
               o t h e r circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his Spouse may be revoked by the Participant in writing without the consent of the Spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former Spouse's waiver shall not be binding on a new Spouse.

               (3) The election period to waive the joint and survivor annuity shall be the 90-day period ending on the "annuity starting date."






               (4) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

               (5) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

                    (i) the terms and conditions of the joint and survivor annuity, and

                    (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity, and

                    (iii)  the  right of the Participant's Spouse
                    to consent to any election to waive the joint and survivor annuity, and

                    (iv)  the  right of the Participant to revoke
                    s u ch election, and the effect of such revocation.

          (b) A Participant may not elect to receive his Accrued Benefit or any portion thereof in a lump-sum payment except (i) as provided in Section 5.7(c) and (ii) for that portion of his Accrued Benefit accrued while a participant in a Merged Plan which allowed a lump-sum payment option that was a protected optional form of benefit pursuant to Code Section 411(d)(6)(B)(ii). Unless specifically stated herein, a lump-sum payment shall not include the value of any early retirement subsidy which might be provided under the plan.

          (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds $3,500,
          o r has ever exceeded $3,500 at the time of any prior distribution. Further, the Spouse of a Participant must consent in writing to any immediate distribution. If the value of the P a r ticipant's benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the P a r t icipant and his Spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the






          distribution  and  shall  be  made  in  a  manner consistent with
          Section 5.7(a)(2). The Present Value of Accrued Benefit in this regard shall be determined as provided in Section 1.43.

          (d) Any distribution to a Participant who has a benefit which exceeds $3,500, or has ever exceeded $3,500 at the time of any prior distribution, shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code
               Section 417.

               (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.7(e).

               (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date".

               ( 4 ) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date".

               (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code
          Section 401(a)(9) and the Regulations thereunder (including R e g u l ation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

               (1)  A  Participant's  benefits shall be distributed to
               him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided,






               however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause
               (ii)  shall  no longer apply and the required beginning
               date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions will be made in the form of a joint and survivor annuity, life annuity with 10-years certain, or single life annuity as provided in paragraph (a)(1) above, then distributions must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the P a r t i cipant (or the life expectancies of the P a r t icipant and his designated Beneficiary) in a c c ordance with Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending w i th or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

          A d d i tionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (f) Subject to the Spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          ( g ) A l l annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or






          Spouse shall comply with all of the requirements of the Plan.

          5.8 DISTRIBUTION OF BENEFITS UPON DEATH

          (a) A Vested Participant or Vested Former Participant who dies before the annuity starting date and who has a Surviving Spouse shall have a death benefit paid to his Surviving Spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's Spouse may direct that payment of the Pre-Retirement Survivor A n nuity commence not later than the month in which the Participant would have attained the Earliest Retirement Age under the Plan. If the Spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the Spouse may elect a later commencement date, subject to the rules specified in Section 5.8(c).

          (b) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's Spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the Spouse consents in writing. If the value exceeds $3,500 or has ever exceeded $3,500 at the time of any prior distribution, an immediate distribution of the entire amount may be made to the Surviving Spouse, provided such Surviving Spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2). The Present Value of Accrued Benefit in this regard shall be determined as provided in Section 1.43.

          (c) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 5.7 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

          However,  the  5-year  distribution  requirement of the preceding






          paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's Spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a P a r t i cipant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distributions to such Spouse begin, then the 5-year distribution requirement of this Section shall apply as if the Spouse was the Participant.

          (d) Subject to the Spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          5.9 TIME OF SEGREGATION OR DISTRIBUTION

          Except as limited by Sections 5.7 and 5.8, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;
          (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

          5.10 DIRECT ROLLOVERS

          (a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the






          manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This section does not in any way expand the options available under the Plan.

          (b) Definitions - The following definitions apply for purposes of this section 5.10.

               E l i gible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an e l igible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includable in gross income ( d etermined without regard to the exclusion for net
               u n realized   appreciation   with   respect   to   employer
               securities).

               Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section  408(b)  of  the  Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described i n s e ction 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the s u rviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               Distributee: A distributee includes a Participant or Former Participant. In addition, the Participant's or Former Participant's surviving spouse and the Participant's or Former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               Direct  rollover: A direct rollover is a payment by the Plan
               t o    t h e  eligible  retirement  plan  specified  by  the
               distributee.

          5.11 DISTRIBUTION FOR MINOR BENEFICIARY







          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

          5.12 MINIMUM BENEFITS PAYABLE

          Notwithstanding the provisions of Sections 5.1(b) and 5.4, the benefits payable to a Participant or a Beneficiary pursuant to such Sections shall not be less than a Participant's Present Value of Vested Accrued Benefit as of the date of distribution.

          5.13 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located or his whereabouts is made known to the Administrator subsequent to his benefit's being forfeited, such benefit shall be restored, provided such Participant or Beneficiary is still living at the time the Administrator receives such information.

          5.14 EFFECT OF SOCIAL SECURITY ACT

          Benefits being paid to a Participant or Beneficiary under the terms of the Plan may not be decreased by reason of any post-separation Social Security benefit increases or by the increase of the Social Security wage base under Title II of the Social Security Act. Benefits to which a Former Participant has a Vested interest may not be decreased by reason of an increase in a benefit level or wage base under Title II of the Social Security Act.

          5.15 LIMITATIONS ON BENEFITS

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." For the purposes of this Section, "alternate payee" and






          "qualified domestic relations order" shall have the meaning set forth under Code Section 414(p).

          5.16 SUSPENSION OF BENEFITS

          (a) Suspension of Benefits: Normal or early retirement benefits will be suspended for each calendar month during which the employee completes at least 40 Hours of Service in Section 2 0 3 (a)(3)(B) service, including service with an employer described in Section 2530.210 (d) and (e) of the Code of Federal Regulations. Consequently, the amount of benefits which are paid later than Normal Retirement Age will be computed as if the employee had been receiving benefits since Normal Retirement Age.

          (b) Resumption of payment: If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in such Section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Section 203(a)(3)(B) service and the resumption of payments.

          (c) Notification: No payment shall be withheld by the Plan pursuant to this section unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his or her benefits are suspended. Such notifications shall contain a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations.

          In addition, the notice shall inform the Employee of the Plan's procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to section 503 of ERISA and applicable regulations.

          T h e suspension notification shall provide the following i n formation regarding offset of suspendible amounts under paragraph (f) of this section: specific identification of the periods of employment, the suspendible amounts which are the subject of offset, and the manner in which the Plan intends to offset such suspendible amounts.

          If the Plan's summary plan description contains information which is substantially the same as the information required by this p a ragraph (c), the suspension notification may refer the Participant to relevant pages of the summary plan description for






          information as to a particular item, provided the Participant is informed how to obtain a copy of the summary plan description or relevant pages thereof, and provided requests for referenced information are honored within a reasonable period of time, not to exceed thirty days.

          (d) Amount Suspended: (a) In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight life annuity or a qualified joint and survivor annuity, an amount equal to the portion of a monthly benefit payment derived from Employer contributions; (b) in the case of a benefit payable in a form other than the form described in (a), an amount of the Employer-provided portion of benefit payments for a calendar month in which the Employee is employed in Section 203(a)(3)(B) service, equal to the lesser of (i) the amount of benefits which would have been payable to the Employee if he had been receiving monthly benefits under the Plan since actual retirement based on a straight life annuity commencing at actual retirement age, or (ii) the actual amount paid or scheduled to be paid to the Employee for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the preceding sentence.

          (e) Top Heavy Plans: This section does not apply to the minimum benefit to which the Retired Participant is entitled under the top heavy rules of Article II.

          (f) Offset: There may be deducted from benefit payments to be made by the Plan those payments previously made by the Plan during those calendar months in which the Employee worked in employment of the Employer for forty (40) or more Hours of Service to the extent provided in Section 2530.203-3(b)(3) of the Code of Federal Regulations.

          (g) Verification: If a Retired Participant is employed by the Employer, said Retired Participant shall notify the Plan of his rehired status no later than five (5) days following the date of such employment. The notification shall be in writing and in the f o r m and manner prescribed by the Administrator. The Administrator may request from said Retired Participant access to r e asonable information for the purpose of verifying such employment.

          A Retired Participant shall, at the Administrator's request and as a condition to receiving future benefit payments, either certify that he was not employed by the Employer or provide factual information sufficient to establish the fact that, although employed by the Employer, the suspension of benefit provisions do not apply to such employment.

          (h)  Status  Determination:  A  Retired Participant may request a






          determination as to whether the suspension of benefit provisions herein would apply if he engaged in specific contemplated employment subsequent to retirement under the Plan. Said request shall be made in the form and manner prescribed by the Administrator. Within sixty (60) days following receipt of such request and all necessary information, the Administrator shall furnish the Retired Participant with a written notice by mail of the determination rendered with respect to such request.

          (i) Presumption Regarding Status: On or after January 1, 1994, w h e never the Administrator becomes aware that a Retired
          P a rticipant is employed by the Employer and the Retired P a r t icipant has not complied with the Plan's reporting requirements with regard to that employment, the Administrator may, unless it is unreasonable under the circumstances to do so, act on the basis of a rebuttable presumption that the Retired Participant had worked a period exceeding the Plan's minimum number of hours for that month.

          The Plan shall describe its employment verification requirements and the nature and effect of the presumption regarding status in the Plan's summary plan description and in any communication to Participants which relate to the verification requirements. Retired Participants shall be furnished such disclosure at least once every 12 months.

          (j) Benefit Resumption: Benefits suspended pursuant to this section shall be resumed upon the subsequent termination of the Participant and the filing of a benefits resumption notice in a form and pursuant to the procedures required by section 2.12 of the Plan regarding applications for retirement.

          (k) Redetermination and Form of Payment: Upon the subsequent termination of employment of a Retired Participant who was eligible for a benefit upon his prior termination of employment (whether or not payment of such benefit had commenced), the Participant's benefit shall be redetermined upon the basis of his aggregate years of service, as if no prior benefit payments had been made. His benefit as so redetermined shall then be reduced by the actuarial equivalent of the benefit payments (if any) p r eviously made to such Participant prior to his Normal Retirement Date. In no event shall the Participant's benefit be a l o w er monthly benefit then he was receiving before his r e e m p loyment (for the purposes of this sentence, such determination shall be calculated under the same form of payment). The form of payment of any benefit to which he may thereafter become entitled shall be determined in accordance to the provisions of this Plan without regard to the form in which his benefit had previously been paid.

          5.17 RETIREMENT BECAUSE OF PLANT SHUTDOWN OR LAYOFF







          (a) This section shall apply only to Participants who are listed on the seniority list of those employed within a collective bargaining unit covered by this Plan, but only as negotiated from time to time by the Employer and such collective bargaining unit.

          (b) In applying this section of the Plan to a given collective bargaining unit, the terms "Minimum Years of Service" and "Minimum Combined Total" shall have the meaning set forth in the Plan appendix which applies to such collective bargaining unit.

          (c) A Participant who is otherwise eligible for benefits under this section, determined in accordance with paragraph (a) above, shall be eligible for benefits under this section only if his Credited Service equals or exceeds the Minimum Years of Service and only if his combined age and years of Credited Service equals or exceeds the Minimum Combined Total. With respect to such eligible Participant, if

               (i) while this section is in effect with respect to such Participant, his service is broken by reason of a p e r manent shutdown of the plant, department or subdivision thereof, or by reason of a layoff, or

               (ii) his service is not broken and he is absent from work by reason of a layoff which occurred while this section is in effect with respect to such Participant, and his return to active employment is declared unlikely by the Employer, or

               (iii) such Participant considers that it would be in his interest to retire and the Employer considers that such retirement would likewise be in its interest and, while this section is in effect with respect to such Participant, the Employer approves an application for retirement under mutually satisfactory conditions, such Participant shall be eligible to retire and receive a pension. The monthly pension payable to such Participant shall be equal to his Accrued Benefit under the Plan, determined as of the date he ceases active employment with the Employer, unreduced because of early commencement. The actual form of payment will be determined based on all other provisions of the Plan.

          (d) Benefits payable under this section shall be in lieu of all other benefits under the Plan.

          (e) This Section 5.17 shall not apply to events listed in (c)(i),
          (ii) or (iii) above which occur on or after the Transition End Date applicable to such Participant, as set forth in Appendix A, B, or C herein.








                                      ARTICLE VI
                             CODE SECTION 415 LIMITATIONS

          6.1 ANNUAL BENEFIT

          For purposes of this Article, "annual benefit" means the benefit payable annually under the terms of the Plan (exclusive of any benefit not required to be considered for purposes of applying the limitations of Code Section 415 to the Plan) payable in the form of a straight life annuity with no ancillary benefits. If the benefit under the Plan is payable in any other form, the "annual benefit" shall be adjusted to the equivalent of a straight life annuity pursuant to Section 6.3(d).

          6.2 MAXIMUM ANNUAL BENEFIT

          (a) Notwithstanding the foregoing and subject to the exceptions below, the maximum "annual benefit" payable to a Participant under this Plan in any "limitation year" shall equal the lesser of: (1) $90,000 or (2) one hundred percent (100%) of the P a r ticipant's "415 Compensation" averaged over the three consecutive "limitation years" (or actual number of "limitation years" for Employees who have been employed for less than three consecutive "limitation years") during which the Employee had the greatest aggregate "415 Compensation" from the Employer.

          (b) For purposes of applying the limitations of Code Section 415, " 4 15 Compensation" shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash)  for  personal  services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on i n s u rance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year".

          "415 Compensation" shall exclude (1) (A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed,
          (B) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such c o ntributions are recharacterized as a voluntary Employee contribution, (C) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code






          Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For the purposes of this Section, the determination of "415 Compensation" shall be made by not including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

          (c) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Calendar Year.

          (d) Notwithstanding anything in this Article to the contrary, if the Plan was in existence on May 6, 1986, and had complied at all times with the requirements of Code Section 415, the maximum "annual benefit" for any individual who is a Participant as of the first day of the "limitation year" beginning after December
          31, 1986, shall not be less than the "current accrued benefit". "Current accrued benefit" shall mean a Participant's Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last "limitation year" beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Participant's "current accrued benefit", the following shall be disregarded: (1) any change in the terms and conditions of the Plan after May 5, 1986; and (2) any cost of living adjustment occurring after May 5, 1986.

          (e) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.






          ( f ) The limitation stated in paragraph (a)(2) above for Participants who have separated from service with a non-forfeitable right to an Accrued Benefit shall be adjusted annually as provided in Code Section 415(d) pursuant to the regulations prescribed by the Secretary of the Treasury.

          (g) For the purpose of this Article, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

          (h) For the purpose of this Article, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
          Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code
          Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

          (i)  For  the  purpose  of  this  Article, if this Plan is a Code
          Section 413(c) plan; all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

          6.3 ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS

          (a) If the "annual benefit" begins before the Participant's Social Security Retirement Age under the Social Security Act, then the $90,000 limitation shall be reduced in such manner as the Secretary of the Treasury shall prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act.

          (b) Notwithstanding Section 6.3 (a) above, for "limitation years" beginning prior to January 1, 1987, the $90,000 limit shall not be reduced if the annual benefit begins on or after age 62. If the "annual benefit" begins before age 62, the $90,000 limitation shall be reduced so that it is the actuarial equivalent of the $90,000 limitation beginning at age 62. However, the $90,000 limitation shall not be actuarially reduced to less than: (1) $75,000 if the "annual benefit" commences on or after age 55, or
          (2) the amount which is the actuarial equivalent of the $75,000 limitation at age 55 if the "annual benefit" commences prior to age 55. For purposes of adjusting the $90,000 limitation applicable prior to age 62 or the $75,000 limitation applicable prior to age 55, the adjustment shall be made pursuant to Section
          1.3 except that the interest rate assumption shall be the greater of five percent (5%) or the rate specified in Section 1.3 and the mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.






          (c) If the "annual benefit" begins after the Participant's Social Security Retirement Age (or for Plan Years beginning prior to January 1, 1987, age 65) the $90,000 limitation shall be increased so that it is the actuarial equivalent of the $90,000 limitation at the Participant's Social Security Retirement Age (or for Plan Years beginning prior to January 1, 1987, age 65).

          (d) For purposes of adjusting the "annual benefit" to a straight life annuity, the adjustment shall be made pursuant to Section
          1.3 except that the interest rate assumption shall be the greater of five percent (5%) or the rate specified in Section 1.3.

          (e) For purposes of adjusting the $90,000 limitation applicable after the Participant's Social Security Retirement Age (or for Plan Years beginning prior to January 1, 1987, age 65) the adjustment shall be made pursuant to Section 1.3 except that the interest rate assumption shall be the lesser of five percent (5%) or the rate specified in Section 1.3 and the mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

          (f) For purposes of Sections 6.1, 6.3(a) and 6.3(b), no adjustments under Code Section 415(d) shall be taken into account before the "limitation year" for which such adjustment first takes effect.

          (g) For purposes of Section 6.1, no adjustment is required for qualified joint and survivor annuity benefits, pre-retirement death benefits and post-retirement medical benefits.

          6.4   ANNUAL BENEFIT NOT IN EXCESS OF $10,000

          This Plan may pay an "annual benefit" to any Participant in excess of his maximum "annual benefit" if the "annual benefit" derived from Employer contributions under this Plan and all other defined benefit plans maintained by the Employer does not in the aggregate exceed $10,000 for the "limitation year" or for any prior "limitation year" and the Employer has not at any time maintained a defined contribution plan in which the Participant participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such c o n tributions will not be considered a separate defined contribution plan maintained by the Employer.

          6.5 PARTICIPATION OR SERVICE REDUCTIONS

          If a Participant has less than ten (10) years of participation in the Plan at the time he begins to receive benefits under the Plan, the limitations in Sections 6.2(a)(1) and 6.3 shall be reduced by multiplying such limitations by a fraction (a) the numerator of which is the number of years of participation (or part thereof) in the Plan and (b) the denominator of which is ten






          (10), provided, however, that said fraction shall in no event be less than 1/10th. The limitations of Sections 6.2(a)(2) and 6.4 shall be reduced in the same manner except the preceding sentence shall be applied with respect to years of service with the Employer rather than years of participation in the Plan.
          Additionally, to the extent provided in Regulations, for Plan Years beginning after December 31, 1986, the above described reductions to the limitations in Sections 6.2(a)(1) and 6.3 shall be applied separately with respect to each change in the benefit structure of the Plan.

          6.6 MULTIPLE PLAN REDUCTION

          (a) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

          (b) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit p l a n s individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

          (c) (1) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated,






               maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined i n Code Section 419(e), and individual medical
               a c counts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

               If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
               1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

               ( 2 ) F o r purposes of this Article, the term " P a r ticipant's account" shall mean the account established and maintained by the Administrator for each Participant with respect to his total interest in t h e defined contribution plan maintained by the Employer resulting from "annual additions".

               (3) For purposes of this Article, the term "annual a d d i t ions" shall mean the sum credited to a "Participant's account" for any "limitation year" of
               (A) Employer contributions, (B) Employee contributions,
               (C) forfeitures, (D) amounts allocated after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or






               annuity plan maintained by the Employer, and (E) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
               Section 419(e)) maintained by the Employer. Except, however, the percentage limitation referred to in
               (4)(B) below shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
               Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to J a nuary 1, 1987, only that portion of Employee c o n t ributions equal to the lesser of employee contributions in excess of six percent (6%) of "415
               Compensation" or one-half of employee contributions shall be considered an "annual addition".

               (4) If as a result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, voluntary employee contributions for the "limitation year" would cause the "annual additions" credited to a "Participant's account" to exceed the lesser of (A) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (B) twenty-five percent (25%) of the Participant's "415 Compensation" for such limitation year, the Administrator shall, pursuant to Regulation 1 . 415-6(b)(6)(iv), return such voluntary employee c o n tributions to the Participant to the extent n e c e s sary so that "annual additions" for the "limitation year" do not exceed the lesser of (A) or
               (B).

          (d) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100% shall be substituted for 125% in Sections 6.6(b) and 6.6(c)(1) unless the extra minimum benefit is being provided pursuant to Section 5.2. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

          (e) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any " l imitation year" for any Participant in this Plan, the Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed
          1.0 in any "limitation year" for such Participant.






          6.7 INCORPORATION BY REFERENCE

          Notwithstanding anything contained in this Article to the contrary, the limitations, adjustments and other requirements prescribed in this Article shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.


















































                                     ARTICLE VII
                                    PLAN AMENDMENT

          7.1 AMENDMENT

          (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. Such amendment shall be effective upon approval of the Employer's Board of Directors or the Executive Committee of the Board of Directors in accordance with established Board of Directors procedures. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

          (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the Accrued Benefit of any Participant (except to the extent permitted under Code Section 412(c)(8)); or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code S e c t ion 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

          (d) If this Plan is amended and an effect of such amendment is to i n c r ease current liability (as defined in Code Section
          401(a)(29)(E)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. T h e form and amount of such security shall satisfy the






          requirements of Code Section 401(a)(29)(B) and (C). Such security may be released provided the requirements of Code Section 401(a)(29)(D) are satisfied.























































                                     ARTICLE VIII
                                   PLAN TERMINATION

          8.1 TERMINATION

          (a) The Employer shall have the right to terminate the Plan by delivering to the Trustee, the Administrator, and, if applicable, the union representative, written notice of such termination. Such termination shall be effective upon approval of the Employer's Board of Directors or the Executive Committee of the Board of Directors in accordance with established Board of
          Directors procedures. However, any termination (other than a partial termination or an involuntary termination pursuant to Act
          Section 4042) must satisfy the requirements and follow the procedures outlined herein and in Act Section 4041 for a Standard Termination or a Distress Termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture.

          (b) Standard Termination Procedure

               (1) The Administrator shall first notify all "affected parties" (as defined in Act Section 4001(a)(21)) of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date. However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC). As soon as practicable after the termination notice is given, the Administrator shall provide a follow-up notice to the PBGC setting forth the following:

                    (i) a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present v a lue of the "benefit liabilities" (as defined in Act Section 4001(a)(16)) under the Plan as of the proposed termination date, and confirmation that the Plan is projected to be sufficient for such "benefit liabilities" as of the proposed date of final distribution;

                    (ii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and







                    (iii)  such other information as the PBGC may
                    prescribe by regulation.

                    ( i v) The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

               (2) No later than the date on which the follow-up notice is sent to the PBGC, the Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person's "benefit liabilities," the benefit form on the basis of which such amount is determined, and any additional information used in determining "benefit l i a b ilities" that may be required pursuant to regulations promulgated by the PBGC.

               (3) A standard termination may only take place if at the time the final distribution of assets occurs, the Plan is sufficient to meet all "benefit liabilities" determined as of the termination date.

          (c) Distress Termination Procedure

               (1) The Administrator shall first notify all "affected parties" of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least 60 days prior to the proposed termination date. As soon as practicable after the termination notice is given, the Administrator shall also provide a follow-up notice to the PBGC setting forth the following:

                    (i) a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the "benefit liabilities" under the Plan, whether the Plan is sufficient for "benefit liabilities" as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under Act S e ction 4022, and whether the Plan is sufficient for guaranteed benefits as of such date;

                    (ii) in any case in which the Plan is not sufficient for "benefit liabilities" as of such date, the name and address of each Participant and Beneficiary under the Plan as






                    of such date;

                    (iii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

                    (iv)  such  other information as the PBGC may
                    prescribe by regulation.

                    (v) The certification of the enrolled actuary a n d of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

               (2) A distress termination may only take place if:

                    (i) the Employer demonstrates to the PBGC that such termination is necessary to enable the Employer to pay its debts while staying i n business, or to avoid unreasonably burdensome pension costs caused by a decline in the Employer's work force;

                    (ii) the Employer is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

                    (iii)  the  Employer  is  the  subject  of  a
                    petition seeking reorganization in a bankruptcy or insolvency proceeding which has n o t been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the termination and determines that the Employer will be unable to continue in business outside a Chapter 11 reorganization p r o c ess and that such termination is necessary to enable the Employer to pay its debts pursuant to a plan of reorganization.

          (d) Priority and Payment of Benefits

          In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed benefits", or in the case of a standard termination, a letter of non-compliance has not been issued within the sixty
          (60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Administrator shall allocate the






          assets of the Plan among Participants and Beneficiaries pursuant to Act Section 4044(a). As soon as practicable thereafter, the assets of the Trust shall be distributed to the Participants and Beneficiaries, in cash or through the purchase of irrevocable commitments from an insurer, in a manner consistent with Section
          5.7. However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Trust due to erroneous actuarial computation, such balance, if any, shall be returned to the Employer. In the case of a distress termination in which the PBGC is unable to determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.

          (e) The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of the Act, including any rules relating to time periods or deadlines for providing notice or for making a necessary filing.

          8.2 LIMITATION OF BENEFITS ON EARLY TERMINATION

          Prior to the date the pre-termination restrictions in Section 8.3 of the Plan are effective, the provisions of this Section 8.2 shall apply.

          In the event the Plan is terminated for any reason other than the failure to obtain Internal Revenue Service approval pursuant to
          Section 10.14, then notwithstanding any provision in this Plan to the contrary, during the first ten (10) years after the Effective Date hereof, and if full current costs had not been met at the end of the first ten (10) years, until said full current costs are met, the benefits provided by the Employer's contributions for the Participants whose anticipated annual retirement benefit at Normal Retirement Date exceeds $1,500 and who at the Effective Date of the Plan were among the twenty-five (25) highest paid Employees of the Employer will be subject to the conditions set forth in the following provisions:

               (a) The benefit payable to a Participant described in this Section or his Beneficiary shall not exceed the greater of the following:

                    (1) those benefits purchasable by the greater of (a) $20,000, or (b) an amount equal to 20% of the first $50,000 of the Participant's annual Compensation multiplied by the number of years from the Effective Date of the Plan to the earlier of (i) the date of termination of the Plan, or (ii) the date the benefit of the Participant becomes payable or (iii) the date of a failure on the part of the Employer






                    to  meet  the full current costs of the Plan;
                    or

                    (2) if a Participant is a "substantial owner" (as defined in Section 4022(b)(5)(A) of the Act), the present value of the benefit guaranteed for "substantial owners" under
                    Section 4022 of the Act, or

                    (3) if the Participant is not a "substantial owner", the present value of the maximum benefit provided in Section 4022(b)(3)(B) of the Act, determined on the date the Plan terminates or on the date benefits commence, whichever is earlier and in accordance with regulations of the Pension Benefit Guaranty Corporation.

               (b) If the Plan is terminated or the full current costs thereof have not been met at any time within ten (10) years after the Effective Date, the benefits which any of the Participants described in this Section may receive from the Employer's contribution shall not exceed the benefits set forth in Section 8.2(a). If at the end of the first ten (10) years the full current costs are not met, the restrictions will continue to apply until the full current costs are funded for the first time.

               (c) If a Participant described in this Section leaves t h e employ of the Employer or withdraws from participation in the Plan when the full current costs have been met, the benefits which he may receive from the Employer contributions shall not at any time within the first ten (10) years after the Effective Date exceed the benefits set forth in Section 8.2(a), except as provided in Section 8.2(i).

               (d) These conditions shall not restrict the full payment of any survivor's benefits on behalf of a Participant who dies while in the Plan and the full current costs have been met.

               (e) These conditions shall not restrict the current payment of full retirement benefits called for by the Plan for any Retired Participant while the Plan is in full effect and its full current costs have been met, provided an agreement, adequately secured, guarantees the repayment of any part of the distribution that is or may become restricted.

               (f)  If  the  benefits  of,  or  with  respect  to, any






               Participant shall have been suspended or limited in accordance with the limitations of Section 8.2(a), (b), and (c) above because the full current costs of the Plan shall not then have been met, and if such full current costs shall thereafter be met, then the full amount of the benefits payable to such Participant shall be resumed and the parts of such benefits which have been suspended shall then be paid in full.

               (g) Notwithstanding anything in Section 8.2(a), (b), and (c) above, if on the termination of the Plan within the first ten (10) years after the Effective Date, the funds, Contracts, or other property under the Plan are more than sufficient to provide Accrued Benefits as defined in Section 1.1 for Participants and their Beneficiaries including full benefits for all Participants other than such of the twenty-five (25) highest paid Employees as are still in the service of the Employer and also including Accrued Benefits as limited by this Section for such twenty-five (25) highest paid Employees, then any excess of such funds, Contracts, and property shall be used to provide Accrued Benefits for the twenty-five (25) highest paid Employees in excess of such limitations of this Section up to the benefits to which such Employees would be entitled under Section 1.1 without such limitations.

               (h) In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, that the limitations provided for in this Section are no longer necessary in order to meet the requirements for a qualified pension plan under the Internal Revenue Code as then in effect, the limitations in this Section shall become void and shall no longer apply without the necessity of amendment to this Plan.

               (i) In the event a lump-sum distribution is made to an Employee subject to the above restrictions in an amount in excess of that amount otherwise permitted under this Article, an agreement shall be made, with adequate security guaranteeing repayment of any amount of the distribution that is restricted. Adequate security shall mean property having a fair market value of at least 125% of the amount which would be repayable if the Plan had terminated on the date of distribution of such lump sum. If the fair market value of the property falls below 110% of the amount which would then be repayable if the Plan were then to terminate, the distributee shall deposit additional property to bring the value of the property to 125% of such amount.







          8.3  PRE-TERMINATION RESTRICTIONS

          In the event of Plan termination, the benefit of any highly compensated Participant or Former Participant is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

          For plan years beginning on or after January 1, 1992, benefits distributed to any member of the group of the 25 most highly c o mpensated active employees or highly compensated former employees of the employer who have the greatest compensation from the employer in the current or any prior plan year ("top 25 highly compensated employees") are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the employee under a straight life annuity that is the actuarial equivalent of the sum of the employee's accrued benefit, the employee's other benefits under the plan (other than a social security supplement, within the meaning of section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the employee is entitled to receive under a social security supplement. The group of employees whose benefits are restricted under this paragraph may be amended at any time without violating section 411(d)(6).

          The  restrictions  in the preceding paragraph shall not apply if:
          (1) after payment of the benefit to an employee described in the preceding paragraph, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in section 412(l)(7) of the Internal Revenue Code, (2) the value of the benefits for an employee described above is less than 1% of the value of current liabilities before distribution, or (3) the value of the benefits payable under the plan to an employee described above does not exceed $3,500.

          For purposes of this section, benefit includes loans in excess of the amount set forth in section 72(p)(2)(A) of the Internal Revenue Code, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

          An employee's otherwise restricted benefit may be distributed in full to the affected employee if prior to the receipt of the restricted amount, the employee enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under the straight life annuity (accumulated with reasonable interest). The employee may secure repayment of the restricted amount upon distribution by: (1) entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least 125 percent of the restricted amount, (2) providing a bank letter






          of credit in an amount equal to at least 100 percent of the restricted amount, or (3) posting a blond equal to at least 100 percent of the restricted amount. If the employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

          The escrow arrangement may provide that an employee may withdraw amounts in excess of 125 percent of the restricted amount. If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the employee must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the restricted amount. The escrow arrangement may provide that the employee may have the right to receive any income from the property placed in e s c row, subject to the employee's obligation to deposit additional property, as set forth in the preceding sentence.

          A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

          If the Administrator certifies to the depositary, surety or bank that the employee (or the employee's estate) is no longer obligated to repay any restricted amount, a depositary may redeliver to the employee any property held under an escrow agreement, and a surety or bank may release any liability on an employee's bond or letter of credit.

          In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, that the limitations provided for in this Section are no longer necessary in order to meet the requirements for a qualified pension plan under the Internal Revenue Code as then in effect, the limitations in this Section shall become void and shall no longer apply without the necessity of amendment to this Plan.























                                      ARTICLE IX
                     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

          9.1 REQUIREMENTS

          Before this Plan can be merged or consolidated with any other qualified plan or its assets or liabilities transferred to any other qualified plan, the Administrator must secure (and file with the Secretary of Treasury at least 30 days beforehand) a c e rtification from a government-enrolled actuary that the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 7.1.







































                                      ARTICLE X
                                    MISCELLANEOUS

          10.1 PARTICIPANT'S RIGHTS

          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

          10.2 ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable f o r , or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the P a rticipant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections
          2.12 and 2.13.

          (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to






          determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          10.3 CONSTRUCTION OF PLAN

          This Plan shall be construed and enforced according to the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

          10.4 GENDER AND NUMBER

          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

          10.5 LEGAL ACTION

          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

          10.6 PROHIBITION AGAINST DIVERSION OF FUNDS

          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          ( b ) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
































































          10.7 BONDING

          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

          10.8 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

          Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

          10.9 INSURER'S PROTECTIVE CLAUSE

          Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

          10.10 RECEIPT AND RELEASE FOR PAYMENTS

          Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal






          r e p resentative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

          10.11 ACTION BY THE EMPLOYER

          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

          10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

          The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for t h e administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been a s s igned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of t h e Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper e x ercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

          10.13 HEADINGS







          The headings and subheadings of this Plan have been inserted for c o n venience of reference and are to be ignored in any construction of the provisions hereof.

          10.14 APPROVAL BY INTERNAL REVENUE SERVICE

          (a)    Notwithstanding   anything   herein   to   the   contrary,
          contributions  to  this  Plan  are  conditioned  upon the initial qualification of the Plan under Code Section 401, including any amendments to the Plan. If the Plan receives an adverse d e t e rmination with respect to its initial or continued qualification, then the Plan shall return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          ( b ) Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer shall, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) y e a r following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

          10.15 UNIFORMITY

          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.






















          IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.




                                       Southdown, Inc.



                                       B y   /s/  Kenneth  D.  Cohn,  Vice
          President
                                                       EMPLOYER













































                                      APPENDIX A

          Employees whose terms of employment are governed by a collective bargaining agreement between the Employer and the International Brotherhood of Boilermakers, Cement, Lime, Gypsum and Allied Workers Division AFL-CIO Local Lodge D-357, or successors to the interests of either party thereto, who are Eligible Employees pursuant to Section 1.17 of, and are Participants in, the Plan (referred to in this Appendix A as the "D-357 Participants") will have benefits determined in accordance with the provisions of this Plan as modified by the provisions of this Appendix A.

          A.1 Definitions applicable for Appendix A only:

          (a) Local Change Date - The later of such D-357 Participant's date of eligibility, or March 1, 1991.

          (b) Transition Service - Transition Service shall be equal to the D-357 Participant's credited service determined immediately prior to the Local Change Date plus such D-357 Participant's Years of Service beginning on such Local Change Date and ending on the termination of employment date. Transition Service will be determined in accordance with the terms of the Hourly Plan (see
          Section 1.17) on the day preceding the day of the merger of the Hourly Plan with this Plan.

          (c) D-357 Service - a D-357 Participant's Transition Service as defined in (b) above, taking into account Years of Service beginning on the Local Change Date and ending on the Transition End Date.

          (d) D-357 Benefit - a monthly retirement benefit payable in the form of a single life annuity for the life of the D-357 Participant, equal to a fixed dollar amount multiplied by such D-357 Participant's D-357 Service. The fixed dollar amount shall be the fixed dollar amount set forth in the following table corresponding to the applicable period in which falls the D-357 Participant's date of termination of eligibility.

                                       Applic
                                       a b le
                                       Period

                                       Rate
                                       1/1/89 - 3/31/89        $20.50
                                       4/1/89 - 2/28/91        $21.00
                                       3/1/91 - 2/29/96        $21.00

          The D-357 Benefit shall be reduced in accordance with Section 1.1(b)(vii) of this Plan.

          (e)  Transition  End  Date  -  the  earlier of the termination of






          eligibility date or February 29, 1996.

          A.2 Accrued Benefit: The Accrued Benefit for D-357 Participants covered by this Appendix A shall be equal to the greater of (i) the Accrued Benefit otherwise determined by the provisions of this Plan, and (ii) the D-357 Participant's D-357 Benefit.

          A.3 Early Retirement Benefits: A D-357 Participant electing to retire on an Early Retirement Date will receive the greater of:

               ( a )   his  Early  Retirement  Benefit  determined  in
               accordance with the other provisions of this Plan, or,

               ( b )  provided  such  D-357  Participant's  Transition
               Service equals or exceeds 10, a monthly retirement pension in an amount equal to his D-357 Benefit reduced by three-tenths of one percent (0.3%) for each month by w h ich his Early Retirement Date precedes Normal Retirement Date. However, if such D-357 Participant has accumulated thirty (30) or more years of Transition Service prior to his termination, he may elect to retire and receive an immediate pension, unreduced for early commencement (but reduced to reflect a form of payment other than a life only form).

          A.4 Plant Shutdown Benefits: With respect to Section 5.17, Retirement Because of Plant Shutdown or Layoff, the Minimum Years of Service for any D-357 Participant shall be ten (10) years, and the Minimum Combined Total shall be sixty-five (65). No benefits will become payable under Section 5.17 or any other provisions of this Plan solely as the result of an event described in Section
          5.17 which occurs after the Transition End Date.

          A.5 Disability Benefits: For purposes of Section 5.4, the Disability Minimum is ten (10) years.

          A.6 Amendments: Article VII notwithstanding and except with respect to amendments which may be required by law, no amendment affecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be effective with respect to a D-357 Participant unless such amendment is agreed to between the Employer and the union representative. Further, to the extent permitted by, or not v i olative of, law, provisions of a collective bargaining agreement respecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be deemed an amendment to this Plan and are incorporated herein by reference. No such amendment shall be effective, however, if the effect is to disqualify this Plan pursuant to Code Section 401(a) or to reduce a pre-amendment Accrued Benefit.








                                       APPENDIX B

          Employees whose terms of employment are governed by a collective bargaining agreement between the Employer and the International Brotherhood of Boilermakers, Cement, Lime, Gypsum and Allied Workers Division AFL-CIO Local Lodge D-476, or successors to the interests of either party thereto, who are Eligible Employees pursuant to Section 1.17 of, and are Participants in, the Plan (referred to in this Appendix B as the "D-476 Participants") will have benefits determined in accordance with the provisions of this Plan, as modified by this Appendix B. A "D-476 Participant" shall include only those Employees described herein who were employed by the Employer on the day preceding the date of merger of the Hourly Plan (see Section 1.17) with this Plan (herein referred to as the "Hourly Merger Date").

          B.1 Definitions applicable for Appendix B only:

          (a) Local Change Date - The later of such D-476 Participant's date of eligibility, or August 1, 1991.

          (b) Transition Service - Transition Service shall be equal to the D-476 Participant's credited service determined immediately prior to the Local Change Date plus such D-476 Participant's Years of Service beginning on such Local Change Date and ending on the termination of employment date. Transition Service will be determined in accordance with the terms of the Hourly Plan (see
          Section 1.17) on the day preceding the day of the merger of the Hourly Plan with this Plan.

          (c) D-476 Service - a D-476 Participant's Transition Service as defined in (b) above, taking into account Years of Service beginning on the Local Change Date and ending on the Transition End Date.

          (d) D-476 Benefit - a monthly retirement benefit payable in the form of a single life annuity for the life of the D-476 Participant, equal to a fixed dollar amount multiplied by such D-476 Participant's D-476 Service. The fixed dollar amount shall be the fixed dollar amount set forth in the following table corresponding to the applicable period in which falls the D-476 Participant's date of termination of eligibility.

                      Applicable Period        Rate
                      1/1/89 - 7/31/90        $20.50
                      8/1/90 - 7/31/91        $21.00
                      8/1/91 - 7/31/92        $21.50
                      8/1/92 - 7/31/96        $22.00

          This   benefit  shall  be  reduced  in  accordance  with  Section
          1.1(b)(vii) of this Plan.







          (e) Transition End Date - the earlier of the termination of eligibility date or July 31, 1996.

          B.2 Accrued Benefit: The Accrued Benefit for D-476 Participants covered by this Appendix B shall be equal to the greater of (i) the Accrued Benefit otherwise determined by the provisions of this Plan, and (ii) the D-476 Participant's D-476 Benefit.

          B.3 Early Retirement Benefits: A D-476 Participant electing to retire on an Early Retirement Date will receive the greater of:

               ( a )   his  Early  Retirement  Benefit  determined  in
               accordance with the other provisions of this Plan, or,

               ( b )  provided  such  D-476  Participant's  Transition
               Service equals or exceeds 10, a monthly retirement pension in an amount equal to his D-476 Benefit reduced by three-tenths of one percent (0.3%) for each month by w h ich his Early Retirement Date precedes Normal Retirement Date. However, if such D-476 Participant has accumulated thirty (30) or more years of Transition Service prior to his termination, he may elect to retire and receive an immediate pension, unreduced for early commencement (but reduced to reflect a form of payment other than a life only form).

          B.4 Plant Shutdown Benefits: With respect to Section 5.17, Retirement Because of Plant Shutdown or Layoff, the Minimum Years of Service for any D-476 Participant shall be ten (10) years, and the Minimum Combined Total shall be sixty-five (65). No benefits will become payable under Section 5.17 or any other provisions of this Plan solely as the result of an event described in Section
          5.17 which occurs after the Transition End Date.

          B.5 Disability Benefits: For purposes of Section 5.4, the Disability Minimum is ten (10) years.

          B.6 Amendments: Article VII notwithstanding and except with respect to amendments which may be required by law, no amendment affecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be effective with respect to a D-476 Participant unless such amendment is agreed to between the Employer and the union representative. Further, to the extent permitted by, or not v i olative of, law, provisions of a collective bargaining agreement respecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be deemed an amendment to this Plan and are incorporated herein by reference. No such amendment shall be effective, however, if the effect is to disqualify this Plan pursuant to Code Section 401(a) or to reduce a pre-amendment Accrued Benefit.







                                      APPENDIX C

          Employees whose terms of employment are governed by a collective b a rgaining agreement between the Employer and the United Paperworkers International Union, Local 30049, or successors to the interests of either party thereto, who are Eligible Employees pursuant to Section 1.17 of, and are Participants in, the Plan (referred to in this Appendix C as the "Local 49 Participants") will have benefits determined in accordance with the provisions of this Plan, as modified by this Appendix C.

          C.1 Definitions applicable for Appendix C only:

          (a) Local Change Date - The later of such Local 49 Participant's date of eligibility, or August 16, 1993.

          (b) Transition Service - Transition Service shall be equal to the Local 49 Participant's credited service determined immediately prior to the Local Change Date plus such Local 49 Participant's
          Years of Service beginning on such Local Change Date and ending on the termination of employment date. Transition Service will be determined in accordance with the terms of the Hourly Plan (see Section 1.17) on the day preceding the day of the merger of the Hourly Plan with this Plan.

          (c) Local 49 Service - a Local 49 Participant's Transition Service as defined in (b) above, taking into account Years of Service beginning on the Local Change Date and ending on the Transition End Date.

          (d) Local 49 Benefit - a monthly retirement benefit payable in the form of a single life annuity for the life of the Local 49 Participant, equal to a fixed dollar amount multiplied by such Local 49 Participant's Local 49 Service. The fixed dollar amount shall be the fixed dollar amount set forth in the following table corresponding to the applicable period in which falls the Local 49 Participant's date of termination of eligibility.

                      Applicable Period        Rate
                      1/1/89 - 2/25/90        $20.50
                      2/26/90- 8/15/90        $21.00
                      8/16/90- 8/15/91        $21.50
                      8/16/91- 8/15/92        $22.00
                      8/16/92- 8/15/93        $22.50
                      8/16/93- 8/15/94        $23.00
                      8/16/94- 8/15/95        $23.50
                      8/16/95- 8/15/96        $24.00
                      8/16/96- 8/15/97        $24.50
                      8/16/97- 8/15/98        $25.00

          The minimum Local 49 Benefit for any Local 49 Participant who retires during the five-year period commencing August 16, 1993

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          and  who  has  Transition Service of thirty (30) years or more at the time of retirement will not be less than $25.00 multiplied by such Local 49 Participant's Transition Service. The Local 49 Benefit shall be reduced in accordance with Section 1.1(b)(vii) of this Plan.

          (e) Transition End Date - the earlier of the termination of eligibility date or August 15, 1998.

          C . 2 Accrued Benefit: The Accrued Benefit for Local 49 Participants covered by this Appendix C shall be equal to the greater of (i) the Accrued Benefit otherwise determined by the provisions of this Plan, and (ii) the Local 49 Participant's Local 49 Benefit. Provided, however, that with respect to Local 49 Participants covered by this Appendix C, "Compensation" as defined in Section 1.12 of this Plan shall include "gainsharing."

          C.3 Early Retirement Benefits: A Local 49 Participant electing to retire on an Early Retirement Date will receive the greater of:

               ( a )   his  Early  Retirement  Benefit  determined  in
               accordance with the other provisions of this Plan, or,

               (b) provided such Local 49 Participant's Transition Service equals or exceeds 10, a monthly retirement pension in an amount equal to his Local 49 Benefit reduced by three-tenths of one percent (0.3%) for each month by which his Early Retirement Date precedes Normal Retirement Date. However, if such Local 49 Participant has accumulated thirty (30) or more years of Transition Service prior to his termination, he may elect to retire and receive an immediate pension, unreduced for early commencement (but reduced to reflect a form of payment other than a life only form).

          C.4 Plant Shutdown Benefits: With respect to Section 5.17, Retirement Because of Plant Shutdown or Layoff, the Minimum Years of Service for any Local 49 Participant shall be ten (10) years, and the Minimum Combined Total shall be sixty-five (65). No benefits will become payable under Section 5.17 or any other provisions of this Plan solely as the result of an event described in Section 5.17 which occurs after the Transition End Date.

          C.5 Disability Benefits: For purposes of Section 5.4, the Disability Minimum is five (5) years.

          C.6 Amendments: Article VII notwithstanding and except with respect to amendments which may be required by law, no amendment affecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be effective with respect to a Local 49 Participant unless such






          amendment is agreed to between the Employer and the union representative. Further, to the extent permitted by, or not v i olative of, law, provisions of a collective bargaining agreement respecting pensions including service, benefit accrual, eligibility, vesting, rights, compensation, or claims shall be deemed an amendment to this Plan and are incorporated herein by reference. No such amendment shall be effective, however, if the effect is to disqualify this Plan pursuant to Code Section 401(a) or to reduce a pre-amendment Accrued Benefit.












































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